Exhibit 99.2

M2 SYSTEMS CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$309,090	$101,362
Accounts receivable, net	2,595,195	793,467
Prepaid expenses	5,521	60,681
Other current assets	5,093	-

TOTAL CURRENT ASSETS	2,914,899	955,510

PROPERTY and EQUIPMENT, net	115,778	140,619

DEPOSITS	21,080	94,782

INTANGIBLE ASSETS, net	37,500	50,000

TOTAL ASSETS	$3,089,257	$1,240,911

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$385,149	$168,869
Deferred revenue	603,230	747,996
Related party loan payable	1,403,826	1,247,619
Other current liabilities	225,100	84,014

TOTAL CURRENT LIABILITIES	2,617,304	2,248,498

TOTAL LIABILITIES	2,617,304	2,248,498

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Common Stock and additional paid in capital, $.001 par value:
50,000,000 shares authorized, 100 shares issued and outstanding
as of June 30, 2009 and December 31, 2008, respectively	87,056	87,056
Retained earnings (accumulated deficit)	384,897	(1,094,643)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	471,953	(1,007,587)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$3,089,257	$1,240,911

M2 SYSTEMS CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS  OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

CONTRACT REVENUES EARNED	$1,096,490	$347,476	$3,265,725	$1,378,476
COST OF REVENUE	9,605	35,165	48,357	45,843
GROSS PROFIT	$1,086,885	$312,311	$3,217,368	$1,332,633

OPERATING EXPENSES
Salaries	541,881	543,022	958,710	1,068,029
Professional services	17,568	15,710	36,972	34,805
General and administrative expense	287,824	292,612	556,373	510,292
Rent	58,461	36,826	116,536	90,761
Depreciation and amortization	21,659	93,559	43,210	186,857
Total operating expenses	927,393	981,729	1,711,801	1,890,744

INCOME (LOSS) FROM OPERATIONS	159,492	(669,418)	1,505,567	(558,111)

OTHER INCOME (EXPENSE)
Other income	1,124	-	1,124	-
Interest expense	(2,466)	(135,000)	(5,031)	(270,000)
Total other income (expense)	(1,342)	(135,000)	(3,907)	(270,000)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	$158,150	$(804,418)	$1,501,660	$(828,111)

Provision for income taxes	(22,000)	-	(22,000)	(48,000)
	(22,000)	-	(22,000)	(48,000)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$136,150	$(804,418)	$1,479,660	$(876,111)

BASIC AND FULLY DILUTED NET LOSS PER SHARE	$1,581.50	$(8,044.18)	$15,016.60	$(8,281.11)

WEIGHTED AVERAGE SHARES OUTSTANDING	100	100	100	100

	2009	2008
Cash flows from operating activities:
Net income (loss)	$1,479,660	$(876,111)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	55,710	186,857
Changes in operating assets and liabilities:
Accounts receivable	(1,801,728)	(95,673)
Prepaid assets	55,160	25,392
Deposits	73,702	167,490
Other current assets	(5,093)	-
Accounts payable and accrued expenses	216,280	(139,566)
Deferred revenue	(144,766)	(243,374)
Other current liabilities	140,965	1,330

Net cash used in operating activities	69,891	(973,655)

Cash flows from investing activities:
Purchase of equipment	(18,369)	(186,969)
Purchase of intangible asset	-	-

Net cash used in investing activities	(18,369)	(186,969)

Cash flows from financing activities:
Distributions paid	-	-
Net proceeds from related party loan	156,206	944,221
Net cash provided by financing activities	156,206	944,221

NET INCREASE IN CASH	207,728	(216,403)

CASH AT BEGINNING OF YEAR	101,362	428,518

CASH AT END OF PERIOD	$309,091	$212,115

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$5,031	$-
Cash paid for taxes	$-	$-

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

NOTE 1 – ORGANIZATION

Overview

M2 Systems and its wholly owned subsidiary, Muscato Corporation, (collectively referred to as M2 Systems) are incorporated under the laws of the state of Florida. M2 Systems is engaged primarily in the development and sale of software which serves the online transaction processing systems marketplace. M2 Systems primarily serves organizations which are located throughout the United States and operate in the banking, healthcare, insurance and transportation industries.

On August 29, 2008, the sole shareholders of M2 Systems entered into a Stock Purchase Agreement with M2 Global, Ltd. (M2 Global) an Antiguan company.  Pursuant to the Stock Purchase Agreement, M2 Global agreed to pay $32,475,000 payable in the form of a convertible secured promissory note as consideration for the sale of 100% of the M2 Systems shares.  M2 Systems became a wholly owned subsidiary of M2 Global.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of M2 Systems Corporation and its wholly owned subsidiary, a Muscato Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Staff Accounting Board (SAB) 104, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met:

(a) persuasive evidence of the arrangement exists,

(b) delivery has occurred or services have been rendered,

(c) the seller’s price to the buyer is fixed and determinable and

(d) collectibility is reasonably assured.

The Company recognizes revenue for the software development upon execution of a non-cancelable contract and the acceptable delivery of the software to the end-user. Software support, consulting, processing fees and other services are recognized as the services are performed. Software maintenance fees are recognized over the term of the underlying maintenance contracts.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangible assets and goodwill; valuation allowances for receivables and deferred income tax assets.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of one year or less to be cash equivalents. From time to time, cash accounts held in United States based checking accounts may exceed the Federal Deposit Insurance Corporation (FDIC) $250,000 insured limit. Management believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the credit worthiness and financial viability of their banks.

Certificate of Deposit

The Company has a certificate of deposit for $84,000 that matures October 1, 2009. This certificate of deposit is recorded at cost, which approximates market.

Accounts Receivable

Accounts receivable are recorded at amounts due and do not bear interest. The Company reviews these receivables on a monthly basis for collectability. An allowance is established to provide for estimated uncollectable accounts receivable. In estimating the collectability of accounts receivable, management considered the most recent financial information available for the applicable party as well as the most recent payment history. Account balances are charged off against the allowance after all means of collection have been exhausted and potential for recovery is considered remote.  The Company has recorded as allowance of approximately $69,000 as of June 30, 2009 and December 31, 2008.

Property and Equipment

Property and equipment are stated at cost at the date of acquisition. Major additions and betterments are capitalized, while replacements, maintenance, and the repairs that do not improve or extend the life of the respective assets are expensed in current operations. Depreciation of property and equipment is calculated using straight-line methods over the estimated useful lives the asset. Estimated useful lives are as follows:

Furniture and Fixtures	3-5 years
Computer and office equipment	5-7 years
Leasehold improvements	10 years

Income Taxes

The Company accounts for income taxes as follows:

The Company makes no provision for Federal or State income taxes for entities that have elected to be taxed as an S Corporation under Subchapter S of the Internal Revenue Code.   Entities that have not made this election are accounted for according to Statement of Financial Accounting Standards (SFAS) 109 “Accounting for Income Taxes” which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

The Corporation adopted the provisions of Financial Accounting Standards Board (FASB)’s Interpretation (FIN) 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109," effective January 1, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. FIN 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Adoption of FIN 48 did not have a significant impact on the Company's financial statements.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change, such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted cash flows of the long-lived assets are less than the carrying amount, their carrying amounts are reduced to fair value, and an impairment loss is recognized.

Goodwill and Indefinite-Lived Intangible Assets

In accordance with SFAS 142, "Goodwill and Other Intangible Assets," goodwill, represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. The Company accounts for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The primary driver that generates goodwill is the value of synergies between the acquired entities and the Company, which does not qualify as an identifiable intangible asset.  The Company does not amortize the goodwill balance.

The Company assesses goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred. If the carrying value of goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accrued compensation, and other accrued liabilities approximate cost because of their short maturities.

The Company has adopted the provisions of Statement of Financial Accounting Standard No. 157, Fair Value Measurements (SFAS No. 157).   SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments. SFAS No. 157 was effective for financial assets and liabilities on January 1, 2008. The statement deferred the implementation of the provisions of SFAS No. 157 relating to certain non-financial assets and liabilities until January 1, 2009.

Fair value, as defined in SFAS 157, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, whether using an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques requires significant judgment and are primarily dependent upon the characteristics of the asset or liability, the principal (or most advantageous) market in which participants and the quality and availability of inputs. Inputs to valuation techniques are classified as either observable or unobservable within the following hierarchy:

·	Level 1 Inputs: These inputs come from quoted prices (unadjusted) in active markets for identical assets or liabilities.

·
Level 2 Inputs:  These inputs are other than quoted prices that are observable, for an asset or liability. This includes: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

·	Level 3 Inputs: These are unobservable inputs for the asset or liability which require the company’s own assumptions.

Advertising Costs

The Company expenses all advertising costs as incurred.

Software Development Costs

Software development costs are expensed as incurred.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

Earnings Per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is anti-dilutive. Dilutive potential common shares would primarily consist of employee stock options and restricted common stock.  The Company had no such dilutive common shares as of June 30, 2009 and 2008, respectively.

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

In June 2009, the Financial Accounting Standards Board issued Statement “FASB” issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”).  SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature.  SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections.  SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  This statement will have an impact on the Company’s consolidated financial statements since all future references to authoritative accounting literature will be references in accordance with SFAS No. 168.

Subsequent Events

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”.(“SFAS No. 165”) This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date and is effective for interim and annual periods ending after June 15, 2009.  The Company has adopted SFAS No. 165 as of June 30, 2009.

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

In April 2009, the FASB issued FSP FAS No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly". This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS No. 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The implementation of FSP FAS No. 157-4 did not have a material on the Company’s consolidated financial position and results of operations.

Recognition and Presentation of Other-Than-Temporary Impairments

In April 2009, the FASB issued FSP FAS No. 115-2 and FAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments ". The objective of an other-than-temporary impairment analysis under existing U.S. generally accepted accounting principles (GAAP) is to determine whether the holder of an investment in a debt or equity security for which changes in fair value are not regularly recognized in earnings (such as securities classified as held-to-maturity or available-for-sale) should recognize a loss in earnings when the investment is impaired. An investment is impaired if the fair value of the investment is less than its amortized cost basis. FSP FAS No. 115-2 and FAS No. 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted.  The implementation of FSP FAS No. 115-2 and FAS No. 124-2 did not have a material impact on the Company’s consolidated financial position and results of operations.

Interim Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP FAS No. 107-1 and APB No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments". This FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS No. 107-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The implementation of FSP FAS No. 107-1 did not have a material impact on the Company’s consolidated financial position and results of operations as of June 30, 2009.

Amendments to the Impairment Guidance of EITF Issue No. 99-20

In January 2009, the FASB issued FSP Emerging Issues Task Force ("EITF") Issue No. 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20". This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an otherthan- temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and other related guidance. This Issue is effective for interim and annual reporting periods ending after December 15, 2008, and shall be applied prospectively. Retrospective application to a prior interim or annual reporting period is not permitted. The adoption of FSP EITF 99-20-1 did not have a material effect on the Company’s consolidated financial statements

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing

 In June 2009, the FASB issued FSP Emerging Issues Task Force ("EITF") Issue No. 09-1, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”. This Issue is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. Share lending arrangements that have been terminated as a result of counterparty default prior to the effective date of this Issue but for which the entity has not reached a final settlement as of the effective date are within the scope of this Issue. This Issue requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. This Issue is effective for arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. Early adoption is not permitted. The Company has no such instruments as of June 30, 2009 and does not anticipate that its adoption of FSP EITF 09-1 will have a material impact on its consolidated financial position and results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2009 and 2008 consisted of the following:

	2009	2008
Computer hardware and software	$690,927	$672,558
Furniture and fixtures	14,294	14,294
Office equipment	59,847	59,847
Leasehold improvements	96,847	96,847

Less: accumulated depreciation	746,137	702,927

	$115,778	$140,619

For the six months ended June 30, 2009 and the year ended December 31, 2008, the Company recorded $55,710 and $126,667 in depreciation and amortization expense.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

NOTE 4 – ACQUISITION

On August 29, 2008, the shareholders of M2 Systems sold 100% of the outstanding stock of M2 Systems Corporation and its wholly owned subsidiary, Muscato Corporation, for $32,475,000 payable in the form of a convertible secured promissory note.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Leases

M2 Systems leases office space, and office machines under non-cancelable operating leases, which expire at various dates through 2012. Rental expense under these leases amounted to approximately $200,000 and $80,000 for the years ended June 30, 2009 and 2008, respectively

Future minimum lease payments under the Company’s non-cancelable operating leases as of June 30, 2009 are as follows:

2009	$211,606
2010	215,075
2011	210,026
2012	101,475
Total	$738,182

NOTE 6 – CONCENTRATION OF CREDIT RISK

Accounts receivable - Revenues generated from three customers, comprised approximately 80% of our revenues for 2008. At June 30, 2009, approximately 80% of our accounts receivables were from these three customers.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008
NOTE 7 – RELATED PARTIES

M2 Systems provides software, support and maintenance services to its parent company, M2 Global Ltd (M2 Global) and its parent’s wholly-owned subsidiary M2 Financial Ltd (M2 Financial). The Company considers all receivable amounts fully collectible as of June 30, 2009. In addition, M2 Global may advance funds to the Company for operational purposes. As of June 30, 2009, the Company has the following related party activity included within its consolidated balance sheet and statement of operations for the six months ended:

Company	Accounts receivable as of June 30, 2009	Current liabilities as of June 30, 2009	Revenue For the Six Months Ended June 30, 2009

M2 Global	$1,129,368	$1,274,618	$167,334

M2 Financial	$980,597	$139,960	$980,598
Total	$2,109,965	$1,414,578	$1,147,932

NOTE 8 – SUBSEQUENT EVENTS

On September 28, 2009, all M2 Global shareholders of record gave their consent to rescind the Stock Purchase Agreement entered into on August 28, 2008 with the shareholders of M2 Systems.  In connection with this rescission, all stock purchased under this agreement was returned and the convertible promissory note issued was cancelled

On September 30, 2009, Color Accents Holdings, Inc. (Color) entered into a share exchange agreement (the “Share Exchange Agreement”) and consummated a share exchange (the “Share Exchange”) with M2 Systems Corporation, a Florida corporation, (hereinafter, “M2 Systems”), and each of the shareholders of M2 Systems (the “M2 Systems Shareholders”).

Upon the closing of the Share Exchange on September 30, 2009 (the “Closing”), the M2 Systems Shareholders transferred all of their shares of common stock in M2 Systems to Color.  In exchange, Color issued to the M2 Systems Shareholders an aggregate of 6,600,000 shares of our common stock (the “Common Stock”), $0.0001 par value per share, representing 81.21% of the shares issued and outstanding immediately after the Closing.  As a result of the Share Exchange, M2 Systems became our wholly-owned subsidiary.